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                                                                     EXHIBIT 11

                  CONCORDE GAMING CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF PER SHARE EARNINGS


                                                            Three Months Ended March 31,    Six Months Ended March 31,
                                                            ---------------------------     ---------------------------
                                                                1997           1996             1997            1996
                                                            -----------     -----------     -----------     -----------
Weighted average shares outstanding, net of
  treasury stock, beginning of period                        21,929,793      21,929,793      21,929,793      21,929,793

Shares cancelled in accordance with a
  lookback provision of a merger                                      0               0               0               0

Adjustments for common stock equivalents (1)                    657,983           8,453         250,731          28,696
                                                            -----------     -----------     -----------     -----------
Weighted average common and common equivalent
  shares outstanding, end of period                          22,587,776      21,938,246      22,180,524      21,958,489
                                                            ===========     ===========     ===========     ===========


Net earnings                                                $ 1,580,482     $    10,592     $ 1,440,268     $   156,157
                                                            ===========     ===========     ===========     ===========


Net earnings per common and common equivalent share         $      0.07     $      0.00     $      0.06     $      0.01
                                                            ===========     ===========     ===========     ===========


 (1) Represents adjustments computed under the treasury stock method for stock options and warrants granted at fair market value at date of grant.